UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 4, 2005

WITS BASIN PRECIOUS MINERALS INC.
(Exact Name of Registrant as Specified in Charter)

Minnesota (State or Other Jurisdiction of Incorporation)	1-12401 (Commission File Number)	84-1236619 (IRS Employer Identification No.)

80 South 8th Street, Suite 900 Minneapolis, Minnesota (Address of Principal Executive Offices)	55402 (Zip Code)

612.349.5277
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On January 7, 2005, Wits Basin Precious Minerals Inc. (the “Registrant”) completed its private placement of units (the “Units”) of its securities, each Unit consisting of one share of the Registrant's common stock and a warrant to purchase one-half share of common stock at an exercise price of $0.25 per share. The warrants have an expiration date of December 31, 2006. This constitutes a final closing of the offering previously disclosed on the Registrant’s 8-K filed December 16, 2004. The Registrant sold an additional 16,600,000 Units, resulting in gross proceeds of $1,660,000. The Registrant utilized the services of broker who earned commissions of $22,750 and will receive warrants to purchase 19,500 shares of the Registrant’s common stock. The offering was conducted as a private placement pursuant to the exemption from registration provided by Rule 506 of Regulation D under Section 4(2) of the Securities Act of 1933, as amended. The Registrant believes that the Investors are “accredited investors” as such term is defined in Rule 501(a) promulgated under the Securities Act.

In connection with the private placement, the Registrant engaged a placement agent, Galileo Asset Management SA, Switzerland. As compensation for its services, the Registrant agreed to pay compensation: (i) a commission payable in cash equal to 7% of the gross proceeds resulting from the agent's selling efforts; and (ii) a 2-year warrant to purchase such number of shares (at an exercise price of $0.25 per share) of common stock equal to 6% of the units sold as a result of their efforts. In accordance with such terms, the Registrant will pay a cash commission of $22,750, and issue warrants to purchase an additional 19,500 shares of common stock.

The Registrant agreed to file and cause to become effective by March 8, 2005, a registration statement with the SEC that registers the resale of the shares of common stock and the shares of common stock issuable upon exercise of the warrants sold in the private placement. In the event an effective registration statement has not been completed by then, the Registrant is required to reduce the exercise price of the one-half share warrant from $0.25 per share to $0.10 per share and further issue an additional one-half share warrant (a penalty warrant), with an exercise price of $0.10, for each Unit purchased.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On January 4, 2005, Walter E. Brooks, 62, submitted his resignation for retirement from his position as a Director of the Registrant. The Registrant is not aware of, nor has Mr. Brooks’ indicated that his resignation was based upon any disagreement on any matter relating to the operations, policies or practices of the Registrant’s. The Registrant has provided to Mr. Brooks a copy of the disclosures contained in this Form 8-K and informed Mr. Brooks that he has an opportunity to furnish the Registrant with a letter stating whether he agrees with the statements contained in this Item 5.02 and, if not, stating the respects in which he does not agree.

The Board of Directors has not yet filled the vacancy resulting from Mr. Brooks’ retirement.

Item 9.01.   Financial Statements and Exhibits.

(c) Exhibits:

None

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wits Basin Precious Minerals Inc.

Date: January 10, 2005	By:	/s/ Mark D. Dacko
Mark D. Dacko
Chief Financial Officer